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                                                                    EXHIBIT 23.1



                                   CONSENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Patriot Scientific Corporation
San Diego, California


We hereby consent to the incorporation by reference in this Registration of our report dated July 17, 1998, except for notes 4 and 15, which are as of June 15, 1999, relating to the consolidated financial statements of Patriot Scientific Corporation, appearing in the Company's Amendment No. 1 to Annual Report on Form 10-KSB for the year ended May 31, 1998.

/s/  BDO SEIDMAN, LLP


Denver, Colorado
June 21, 1999